INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2008, relating to the financial statements of Human BioSystems. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC Las Vegas, Nevada November 6, 2008